UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 26, 2006

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 26, 2006, Delta issued a press release announcing that it had entered into a letter of credit facility with Merrill Lynch. A copy of the press release is attached hereto as Exhibit 99.1.

Under the Letter of Credit Reimbursement Agreement that Delta entered into with Merrill Lynch, Merrill Lynch issued a $300 million irrevocable standby letter of credit (the “Letter of Credit”) for the benefit of Delta’s Visa/MasterCard credit card processor (the “processor”). As contemplated in Delta’s Visa/MasterCard credit card processing agreement (the “processing agreement”), Delta is providing the Letter of Credit as a substitution for a portion of the cash reserve that the processor maintains. Under the processing agreement, the processor is permitted to maintain a reserve from Delta’s receivables that is equal to the processor’s potential liability for tickets purchased with Visa or MasterCard for flights not yet flown (the “unflown ticket liability”). The reserve adjusts daily and is estimated to range between $450 million and $850 million during the term of the processing agreement. The processing agreement allows Delta to substitute the Letter of Credit for a portion of the cash reserve equal to the lesser of $300 million and 45% of the unflown ticket liability, which is also the amount available to be drawn by the processor.

The Letter of Credit may only be drawn upon following certain events described in the processing agreement. In addition, the processor must first apply both the portion of the cash reserve that the processor will continue to hold and any offsets from collections by the processor before drawing on the Letter of Credit to cover fare refunds paid to passengers by the processor.

Delta’s obligation to reimburse Merrill Lynch under the Letter of Credit for any draws made by the processor is not secured and will constitute a super-priority administrative expense claim that is subject to certain other claims, including Delta’s post-petition financing. The Letter of Credit will expire on January 21, 2008, but will renew automatically for one year periods thereafter unless Merrill Lynch notifies the processor 420 days prior to the applicable expiration date that it will not renew the Letter of Credit.

The United States Bankruptcy Court for the Southern District of New York previously authorized Delta to obtain the Letter of Credit, subject to the approval of the official committee of unsecured creditors, which was received on January 25, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release dated January 26, 2006, titled “Delta Air Lines Receives $300 Million Letter of Credit Facility from Merrill Lynch to Reduce Credit Card Reserve”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Edward H. Bastian
Date: January 26, 2006	Edward H. Bastian Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated January 26, 2006, titled “Delta Air Lines Receives $300 Million Letter of Credit Facility from Merrill Lynch to Reduce Credit Card Reserve”